Exhibit 99.1

Energy Conversion Devices, Inc. Announces Proposed Common Stock Offering

to Finance Expansion of United Solar Ovonic Manufacturing Capacity and

Filing of Shelf Registration Statement

Rochester Hills, Mich., Feb. 16, 2006 — Energy Conversion Devices, Inc. (ECD Ovonics) (NASDAQ:ENER) announced today the offering of 6,150,000 shares of its common stock, including 5,766,928 shares to be sold by the company and 383,072 shares to be sold by certain directors and officers. The shares to be sold by directors and officers are being issued and sold in connection with the exercise of options. The company will not receive any proceeds from the sale of such shares by the directors and officers, other than the aggregate option exercise price of approximately $5.1 million. The company has also granted the underwriters an option to purchase up to an additional 922,500 shares of its common stock to cover over-allotments, if any.

The company intends to use in the near term approximately $150 million of the net proceeds from this offering to expand the solar module production capacity of its wholly owned subsidiary, United Solar Ovonic, through the construction of a third manufacturing facility with an annual capacity of 50 megawatts. The company intends to use the balance of the net proceeds from this offering for future capacity expansion of its thin-film solar cell business and for other general corporate purposes.

An automatic shelf registration statement was filed with the Securities and Exchange Commission today that became effective upon filing. The shelf registration statement may be used to offer, from time to time, common stock, including the shares to be issued in the offering, warrants, subscription rights, debt securities, stock purchase contracts and stock purchase units. The automatic shelf registration statement replaces the registration statement filed by the company on October 25, 2005.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of such jurisdiction. Any offer, if at all, will be made only by means of a prospectus forming a part of the effective registration statement and an accompanying prospectus supplement.

UBS Investment Bank is acting as sole book-running manager for the offering. First Albany Capital Inc., Piper Jaffray & Co., SG Cowen & Co., Jefferies & Company, Merriman Curhan Ford & Co. and Tejas Securities Group, Inc. will act as co-managers for the offering.

When available, copies of the preliminary prospectus relating to the offering may be obtained from UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, NY 10171.

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About ECD Ovonics:

ECD Ovonics is the leader in the synthesis of new materials and the development of advanced production technology and innovative products. It has invented, pioneered and developed its proprietary, enabling technologies in the fields of energy and information leading to new products and production processes based on amorphous, disordered and related materials. The Company's portfolio of alternative energy solutions includes Ovonic thin-film amorphous solar cells, modules, panels and systems for generating solar electric power; Ovonic NiMH batteries; Ovonic hydride storage materials capable of storing hydrogen in the solid state for use as a feedstock for fuel cells or internal combustion engines or as an enhancement or replacement for any type of hydrocarbon fuel; and Ovonic fuel cell technology. ECD Ovonics' proprietary advanced information technologies include Ovonic phase-change electrical memory, Ovonic phase-change optical memory and the Ovonic Threshold Switch. ECD Ovonics designs and builds manufacturing machinery that incorporates its proprietary production processes, maintains ongoing research and development programs to continually improve its products and develops new applications for its technologies. ECD Ovonics holds the basic patents in its fields.

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This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD Ovonics, as of the date of this release, believes to be reasonable and appropriate. ECD Ovonics cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. The risk factors identified in the ECD Ovonics filings with the Securities and Exchange Commission, including its automatic shelf registration statement and related preliminary prospectus supplement, the company’s most recent Annual Report on Form 10-K and the company’s most recent Quarterly Report on Form 10-Q could impact any forward-looking statements contained in this release.

Contacts:

Stephan Zumsteg, Vice President and CFO
Ghazaleh Koefod, Investor Relations
Energy Conversion Devices, Inc.

248.293.0440